Exhibit 32.1

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-Q of Beyond Air, Inc. and its subsidiaries for the period ended September 30, 2023 (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Beyond Air, Inc

/s/ Steven Lisi
Steven Lisi
President and Chief Executive Officer
(Principal Executive Officer)

November 13, 2023

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document of Beyond Air, Inc. or the certifying officers.